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                                                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-04616 and 333-09085) of IntelliQuest Information Group, Inc. of our report dated January 31, 1997 appearing on page 30 of this Form 10-K.


PRICE WATERHOUSE LLP
Austin, Texas
March 28, 1997